Exhibit 23.5


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 3 to Form S-3 of our report dated February 13, 2003 relating to the financial statements of Nusa Tenggara Partnership V.O.F., which appears in Newmont Mining Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





/s/ PricewaterhouseCoopers LLP

Denver, Colorado
October 27, 2003